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                                                                      EXHIBIT 23





            Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Bon-Ton Stores, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-43105, 33-51954, 333-36633, 333-36661, 333-36725,
333-46974, 333-65120, and 333-118700) and Form S-3 (File No. 333-112425) of The
Bon-Ton Stores, Inc. of our reports dated April 12, 2006, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 28, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of January 28, 2006 and the effectiveness of internal control over financial reporting as of January 28, 2006, which reports appear in the January 28, 2006 annual report on Form 10-K of The Bon-Ton Stores, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 12, 2006